UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 27, 2015

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Kneeland Street Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

(617) 275-0040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Reference is made to our Registration Statement on Form S-4 (Registration Statement No. 333-198464) filed with the Securities and Exchange Commission (“SEC”) and declared effective on October 1, 2014 (the “Registration Statement”) and the accompanying proxy statement/prospectus/information statement filed with the SEC on October 2, 2014. The following updates the disclosure of the ANDA litigation related to our legacy product, Intermezzo, described in the section of the Registration Statement titled “Legal Proceedings—ANDA Litigation—Intermezzo.”

The United States District Court for the District of New Jersey (the “Court”) held a consolidated trial between December 1, 2014 and December 15, 2014 involving Purdue Pharma L.P., Pharmaceutical Products L.P. and Paratek Pharmaceuticals, Inc.’s patent infringement claims against Par Pharmaceutical, Inc.; TWi Pharmaceuticals Inc.; Actavis Elizabeth LLC (“Actavis”); Novel Laboratories, Inc. (“Novel”); and Dr. Reddy’s Laboratories, Inc. and Dr. Reddy’s Laboratories LTD (collectively, “Dr. Reddy’s”) (collectively, “Defendants”). On March 27, 2015, the Court issued an order and accompanying opinion finding that: (a) the asserted claims of the ’628 patent, the ’131 patent, and ’809 patent are invalid as obvious; (b) Defendants infringe the ’131 patent; (c) Novel infringes the ’628 patent; and (d) Novel and Dr. Reddy’s infringe the ’809 patent. The Court’s March 27, 2015 order also directed the parties to submit a proposed form of final judgment consistent with the Court’s findings. Paratek is considering its options in response to the Court’s findings; however, we do not currently expect that this ruling will materially and adversely affect our financial condition or our business.

Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2015	PARATEK PHARMACEUTICALS, INC.

	By:	/s/ Douglas W. Pagan
	Name:	Douglas W. Pagan
	Title:	Chief Financial Officer